UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois (Address of Principal Executive Offices)	60618 (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On March 6, 2008, the Company released certain unaudited financial information with respect to its fiscal quarter ended December 31, 2007. After further review, the Company has made adjustments to its fourth quarter and full year 2007 Consolidated Statements of Operations. Our previously released 2007 net loss applicable to common stock for the year ended December 31, 2007, was $1.07 per basic and diluted share as compared to our revised net loss of $1.09 per basic and diluted share. Our previously released net loss applicable to common stock for the fourth quarter ended December 31, 2007, was $0.33 per basic and diluted share as compared to our revised net loss of $0.35 per basic and diluted share. The differences between the previously released results and the revised results are primarily related to royalty expenses for the fourth quarter and the year ended December 31, 2007. The revised financial statements will be in our Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the commission subsequent to this filing.
The information furnished under Item 2.02 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
March 12, 2008	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

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